Q-One Biotech Group Limited	EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Q-One Biotech Group Limited.

We have audited the accompanying consolidated balance sheets of Q-One Biotech Group Limited as of 31 March 2003 and 2002 and the related consolidated profit and loss financial statements and consolidated statements of total recognised gains and losses and cash flows for each of the two years in the period ended 31 March 2003. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement preparation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Q-One Biotech Group Limited at 31 March 2003 and 2002, and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period ended 31 March 2003 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States. (see Note 22 of Notes to the Financial Statements).

Ernst & Young LLP

Glasgow, Scotland

8 December 2003

Q-One Biotech Group Limited

Consolidated profit and loss accounts
for the years ended 31 March 2003 and 31 March 2002

		2003	2002
	Notes	£	£

Turnover	2	14,844,621	12,680,922

Cost of sales		(8,828,156)	(7,445,037)

Gross profit		6,016,465	5,235,885

Selling costs		(1,631,565)	(1,491,975)

Administrative expenses		(2,660,004)	(2,311,332)

		1,724,896	1,432,578

Other operating income		132,628	64,921

Operating profit	4	1,857,524	1,497,499

Interest receivable and similar income		55,146	86,342

Interest payable and similar charges	5	(1,585)	—

Profit on ordinary activities before taxation		1,911,085	1,583,841

Tax on profit on ordinary activities	6	(556,317)	(482,868)

Profit on ordinary activities after taxation(1)		1,354,768	1,100,973

Dividends		(490,823)	(351,251)

Retained profit for the year		863,945	749,722

(1)	A summary of the adjustments to profit on ordinary activities after taxation that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 22 of Notes to the Financial Statements.

Consolidated statements of total recognised gains and losses for the years ended 31 March 2003 and 31 March 2002

	2003	2002
	£	£

Profit for year	1,354,768	1,100,973

Exchange difference on retranslation of net assets of subsidiary undertaking	(177,622)	9,378

	1,177,146	1,110,351

The statement of comprehensive income required under United States generally accepted accounting principles is set forth in Note 22 of Notes to the Financial Statements.

Q-One Biotech Group Limited

Consolidated balance sheets
at 31 March 2003 and at 31 March 2002

		2003	2002
	Notes	£	£

Fixed assets

Tangible assets	8	4,591,641	4,007,574

Current assets

Stocks	9	701,816	496,665

Debtors	10	2,448,528	2,554,472

Cash at bank and in hand		2,911,780	2,583,970

		6,062,124	5,635,107

Creditors: amounts falling due within one year	11	(2,671,973)	(2,319,002)

Net current assets		3,390,151	3,316,105

Total assets less current liabilities		7,981,792	7,323,679

Provision for liabilities and charges	12	(260,801)	(239,011)

Accruals and deferred income	13	(350,000)	(400,000)

		7,370,991	6,684,668

Capital and reserves

Called up share capital	14	198,947	198,947

Share premium	16	—	440,053

Capital redemption reserve	16	—	31,000

Capital reserve	16	471,053	—

Profit and loss account	16	6,700,991	6,014,668

Shareholders’ funds(1)

Equity		7,076,991	6,390,668

Non-equity		294,000	294,000

		7,370,991	6,684,668

(1)	A summary of the significant adjustments to equity shareholders’ funds that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 22 of Notes to the Financial Statements.

Q-One Biotech Group Limited

Consolidated statements of cash flows
for the years ended 31 March 2003 and 31 March 2002

			2003	2002
	Notes		£	£

Net cash inflow from operating activities	17	(a)	3,028,048	995,120

Returns on investments and servicing of finance	17	(b)	53,561	93,005

Taxation			(689,267)	(4,731)

Capital expenditure and financial investment	17	(c)	(1,509,447)	(794,392)

Equity dividends paid			(490,823)	(351,251)

Increase/(decrease) in cash			392,072	(62,249)

Reconciliation of net cash flows to movement in net funds

	2003	2002
	£	£

Increase/(decrease) in cash	392,072	(62,249)

Change in net funds resulting from cash flows	392,072	(62,249)

Exchange differences	(64,262)	(58)

Movement in net funds	327,810	(62,307)

Net funds at 1 April	2,583,970	2,646,277

Net funds at 31 March	2,911,780	2,583,970

The significant differences between the cash flow statements presented above and those required under United States generally accepted accounting principles are set forth in Note 22 of Notes to the Financial Statements.

Q-One Biotech Group Limited

Notes to financial statements

1.	Accounting policies

Basis of preparation

The financial statements have been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

Basis of consolidation

The group financial statements consolidate the financial statements of the company and all subsidiaries for the years ended 31 March 2003 and 31 March 2002. The group also consolidates the financial statements of the Q-One Biotech Employee Benefit Trust in accordance with UITF 32.

On 1 April 2002, there was a reorganisation of the Q-One Biotech group of companies, including the incorporation of a new holding company, Q-One Biotech Group Limited. The share capital of Q-One Biotech Limited was restructured and ownership was transferred to Q-One Biotech Group Limited. In addition, Q-One Biotech Limited’s investments in Q-One Biotech Incorporated, and Quip Technology Limited were transferred to Q-One Biotech Group Limited. Furthermore, certain assets including fixed assets and cash were transferred from Q-One Biotech Limited to Q-One Biotech Group Limited.

The reorganisation has been accounted for in accordance with the principles of merger accounting. The consolidated financial statements are presented as if the reorganisation had been effected on 1 April 2001.

Following the introduction of UITF 32 – Employee benefit trusts and other intermediate payment arrangements, the group consolidated the financial statements of the Q-One Biotech Employee Benefit Trust in the year-ended 31 March 2002 and prior year comparatives were restated.

These financial statements do not comprise the Company’s statutory accounts within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the years ended 31 March 2003 and 2002, on which the auditors’ reports were unqualified, have been delivered to the Registrar of Companies for Scotland.

Income recognition

The group has a mixture of short term and longer term contracts in its business although the longer term contract are not over one year. The group’s policy is to recognise income on short term contracts on the completion of the contract and recognise stage payments for longer term contracts. In situations where payments are received in advance of work starting, the income is accrued and released as work is complete.

Depreciation

Depreciation is provided at the following annual rates in order to write off the cost of each asset over its estimated useful life.

Freehold buildings	-	4% straight line
Plant and equipment	-	25% straight line
	-	20% reducing balance
Motor vehicles	-	25% reducing balance

Stocks

Stocks are stated at the lower of cost and net realisable value. Cost includes all costs incurred in bringing each product to its present location and condition, as follows:

Raw materials, consumables	-	purchase cost on a first-in, first-out basis.
Work in progress	-	cost of direct materials and labour plus attributable overheads based on a normal level of activity.

Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.

Q-One Biotech Group Limited

Notes to the financial statements — continued

1.	Accounting policies (continued)

Research and development

Expenditure on research and development is written off in the year in which it is incurred.

Foreign currencies

The financial statements of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account with the exception of differences on foreign currency borrowings to the extent that they are used to finance or provide a hedge against group equity investments in foreign enterprises, which are taken directly to reserves together with the exchange difference on the net investment in these enterprises. Tax charges and credits attributable to exchange differences on those borrowings are also dealt with in reserves.

Grants

Government Grants in respect of capital expenditure are credited to a deferred income account and are released to profit by instalments over the expected useful lives of the relevant assets.

Grants of a revenue nature are credited to income so as to match them with the expenditure to which they relate.

Deferred taxation

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more, tax, with the following exceptions:

•	provision is made for deferred tax that would arise on remittance of the retained earnings of overseas subsidiaries, associates and joint ventures only to the extent that, at the balance sheet date, dividends have been accrued as receivable; and

•	deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.
Deferred tax is measured on an undiscounted basis of the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Leasing commitments

Rentals payable under operating leases are charged in the profit and loss account on a straight line basis over the lease term.

Q-One Biotech Group Limited

Notes to the financial statements — continued

1.	Accounting policies (continued)

Pensions

The company pays into a defined contribution grouped personal pension scheme. The costs are charged to the profit and loss account as they become payable in accordance with the rules of the scheme. The assets of the scheme are invested and managed independently of the finances of the company.

2.	Turnover

Turnover represents net invoiced sales of goods, excluding value added tax.

Turnover represents the amounts (excluding value added tax) derived from the provision of services to clients during the year.

Analysis of turnover:

	2003	2002
	£	£

United Kingdom	2,826,731	2,288,413
Europe (excluding UK)	3,931,019	3,730,169
North America	6,267,659	5,348,797
Other	1,819,212	1,313,543

	14,844,621	12,680,922

None of the group’s activities were acquired or discontinued during the current and previous year.

3.	Staff costs

	2003	2002
	£	£

Wages and salaries	5,624,694	5,271,637
Social security costs	657,394	472,310
Other pension costs	229,213	335,996

	6,511,301	6,079,943

The average monthly number of employees during the year was as follows:

	No.	No.

Direct	130	115
Selling	30	24
Administration	21	18
Quality Assurance	60	52
Quality Management	14	14

	255	223

Q-One Biotech Group Limited

Notes to the financial statements — continued

4.	Operating profit

(a)	The operating profit is stated after charging/(crediting):

			2003	2002
			£	£

Depreciation – owned assets			831,615	650,303
Operating lease rentals	—	land and buildings	636,827	437,311
	—	plant and machinery	19,716	36,931
Research and development			304,136	394,227
Loss on disposal of fixed assets			3,206	1,083
Government grants			(50,000)	(50,000)
Auditors’ remuneration	—	audit services	23,000	20,000
	—	non-audit services	26,265	24,000

(b)	Directors’ emoluments:

	£	£

Emoluments	652,524	642,497

Contributions paid to money purchase pension schemes	40,500	28,847

	No.	No.

Members of money purchase pension schemes	2	2

The non-executive directors emoluments included above were paid to a management company for their services. The total amount paid during the year was £56,850 (2002 — £55,480).

The amounts in respect of the highest paid director are as follows:

	£	£

Emoluments	178,849	175,441

Contributions paid to money purchase pension schemes	20,250	19,050

5.	Interest payable and similar charges

	2003	2002
	£	£

Bank loans and overdrafts	1,585	—

Q-One Biotech Group Limited

Notes to the financial statements — continued

6.	Taxation

(a)	The tax charge on the profit on ordinary activities for the year was as follows:

	2003	2002
	£	£

UK corporation tax	551,536	397,046
Income tax on Employee Benefit Trust	6,155	1,811

Current tax (note 6(b))	557,691	398,857
Prior year adjustments	(23,164)	—
Deferred taxation (note 12)	21,790	84,011

	556,317	482,868

(b)	The tax assessed on the profit on ordinary activities for the year is lower than the standard rate of corporation tax in the UK of 30% (2002 - 30%). The differences are reconciled below:

	2003	2002
	£	£

Profit on ordinary activities before tax	1,911,085	1,583,841

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK 30% (2002 - 30%)	573,326	475,152
Accelerated capital allowances	4,525	(67,607)
Other timing differences	(20,847)	(18,596)
Expenses not deductible for tax purposes	(5,377)	9,695
Income tax on Employee Benefit Trust (taxed at 34%)	6,064	213

Total current tax (note 6(a))	557,691	398,857

(c)	Factors that may affect future tax charges:

Based on current capital investment plans, the group expects to continue to be able to claim capital allowances in excess of depreciation, but at a slightly lower level than in the current year.

The group has tax losses of approximately £3,800,000 arising in the United States that are available for a period of 20 years, for offset against future taxable profits in Q-One Biotech Incorporated. As Q-One Biotech Incorporated is a start-up company, these losses do not satisfy the recognition criteria for deferred tax assets in FRS19.

Q-One Biotech Group Limited

Notes to the financial statements — continued

7.	Dividends

	2003	2002
	£	£

Equity shares:
Dividend paid	517,389	369,000
Less: dividends receivable by Q-One Biotech Employee Benefit Trust	(26,566)	(17,749)

	490,823	351,251

8.	Tangible fixed assets

	Freehold	Plant and	Motor
	buildings	equipment	vehicles	Total
	£	£	£	£

Cost:
At 1 April 2001	2,058,343	3,326,636	92,920	5,477,899
Exchange rate adjustments	—	(343)	(9)	(352)
Additions	48,938	918,862	35,592	1,003,392
Disposals	—	(3,127)	(30,207)	(33,334)

At 31 March 2002	2,107,281	4,242,028	98,296	6,447,605

Depreciation:
At 1 April 2001	83,744	1,692,969	36,328	1,813,041
Exchange rate adjustments	—	(60)	(2)	(62)
Charge for year	84,291	545,355	20,657	650,303
Disposals	—	(2,601)	(20,650)	(23,251)

At 31 March 2002	168,035	2,235,663	36,333	2,440,031

Net book value At 31 March 2002	1,939,246	2,006,365	61,963	4,007,574

At 31 March 2001	1,974,599	1,633,667	56,592	3,664,858

Cost:
At 1 April 2002	2,107,281	4,242,028	98,296	6,447,605
Exchange rate adjustments	—	(127,229)	—	(127,229)
Additions	31,268	1,484,505	—	1,515,773
Disposals	—	(15,887)	—	(15,887)

At 31 March 2003	2,138,549	5,583,417	98,296	7,820,262

Depreciation:
At 1 April 2002	168,035	2,235,663	36,333	2,440,031
Exchange rate adjustments	—	(36,670)	—	(36,670)
Charge for year	85,542	730,580	15,493	831,615
Disposals	—	(6,355)	—	(6,355)

At 31 March 2003	253,577	2,923,218	51,826	3,228,621

Net book value At 31 March 2003	1,884,972	2,660,199	46,470	4,591,641

Q-One Biotech Group Limited

Notes to the financial statements — continued

9. Stocks

	2003 £	2002 £

Materials and consumables	222,434	78,908

Work in progress	479,382	417,757

	701,816	496,665

10. Debtors

	2003 £	2002 £

Trade debtors	2,287,202	2,380,981

VAT	24,600	84,398

Prepayments	136,726	89,093

	2,448,528	2,554,472

11. Creditors: amounts falling due within one year

	2003 £	2002 £

Trade creditors	864,845	970,207

Other creditors	15,854	19,050

Social security and other taxes	102,168	97,967

Taxation	243,197	397,937

Accruals	445,889	629,894

Deferred revenue	1,000,020	203,947

	2,671,973	2,319,002

Q-One Biotech Group Limited

Notes to the financial statements — continued

12. Provisions for liabilities and charges

Deferred taxation	2003 £	2003 £

At 1 April 2001	155,000	—

Charge to profit and loss account	84,011	155,000

At 31 March 2002	239,011	155,000
Charge to profit and loss account (note 6(a))	21,790	84,011

At 31 March 2003	260,801	239,011

	2003 £	2002 £

Accelerated capital allowances	421,854	406,867

Other timing differences	(161,053)	(167,856)

	260,801	239,011

13. Accruals and deferred income

	2003 £	2002 £

Deferred government grants:
Regional Selective Assistance	350,000	400,000

14. Share capital

	2003 £	2002 £

Authorised:

28,000 ‘A’ ordinary at £1 each	28,000	28,000

271,000 ordinary at £1 each	271,000	271,000

20,000 ‘B’ ordinary at £1 each	20,000	20,000

39,788 ‘E’ ordinary at 25p each	9,947	9,947

	328,947	328,947

Allotted, called up and fully paid:

28,000 ‘A’ ordinary at £1 each	28,000	28,000

141,000 ordinary at £1 each	141,000	141,000

20,000 ‘B’ ordinary at £1 each	20,000	20,000

39,788 ‘E’ ordinary at 25p each	9,947	9,947

	198,947	198,947

Q-One Biotech Group Limited

Notes to the financial statements — continued

14. Share capital (continued)

The Q-One Biotech Group Limited Employee Benefit Trust, formerly Q-One Biotech Limited Employee Benefit Trust (“the Trust”) was set up to facilitate the holding of part of the issued share capital of the Company, in the form of 39,788 ‘E’ Ordinary Shares to be utilised to settle options granted under the employees share scheme for the benefit of employees of the Company and its subsidiaries with additional powers to make payment of all or part of the Trust funds for the benefit of such employees and their spouses, widows, widowers or children under the age of eighteen. At the request of the Directors of the Company under the rules of any relevant Share Scheme the Trustees have the power to grant options over ‘E’ Ordinary Shares, to implement such options, by selling ‘E’ Ordinary Shares, to option holders and to buy back ‘E’ Ordinary shares from employee shareholders in terms of an agreed formula set out in the Articles of the Company.

As at 31 March 2003 there are current options over 30,500 ‘E’ Ordinary shares. All of the ‘E’ Ordinary shares in issue are presently held by the Trust. The Trust holds no other shares in the Company.

‘A’ Ordinary Shares The ‘A’ Ordinary Fixed Dividend of 50 pence per annum per share is payable half-yearly on 31 March and 30 September.

The Participating Dividend is a cumulative preference net cash dividend representing as a class 8.095% of the net profit of the Company and its subsidiaries (under deduction of the ‘A’ Ordinary Fixed Dividend) and is payable on the ‘A’ Ordinary Shares as a class by the earlier of 6 months after the end of each successive accounting reference period of the Company or 14 days after the audit report of the Company for such period is signed by the Company’s auditors.

The Additional Dividend is a sum per share which, when added to the ‘A’ Ordinary Fixed Dividend and the ‘A’ Ordinary Participating Dividend per share shall equal the aggregate of (1) the Initial Ordinary Dividend paid in the relevant financial year on all Ordinary Shares held by Relevant Directors (being any directors and former Directors of the Company who were members of the company on 1st April 2002 and privileged relations and family trusts as defined in the Articles of the company and such Relevant directors’ connected persons but excluding any director appointed by 3I plc in terms of Article 74 of the Articles of the Company, who also hold shares in the Company and their connected persons) (“Directors Shares”) and (2) any Excess Remuneration paid to the Relevant Directors (being the Satron Management Fee as defined in the Articles and any annual emoluments of the Relevant Directors exceeding in total in the relevant financial year an agreed sum) divided by the number of Directors Shares in issue in the last day of the relevant year. No dividend shall be declared on the Ordinary Shares and ‘E’ Ordinary Shares unless the ‘A’ Ordinary Fixed Dividend and the Participating Dividend have been paid in full in respect of the current and all previous financial years of the Company and the Additional Dividend has been paid for all previous years and if due for the current year is declared and will be paid at the same time as any Initial Ordinary Dividend and initial ‘E’ Ordinary Dividend paid in the current year.

Unless it is determined by 3i Group plc and the Directors that the Company has insufficient funds to prudently pay the dividends due on the ‘A’ Ordinary Shares, any dividends not paid timeously shall be increased by 15% per annum such increase accruing daily from the date of due payment.

‘A’ Ordinary shareholders are entitled to one vote on a show of hands or one vote for every £1 in nominal amount of shares in the capital of the Company on a poll. On a winding up the ‘A’ Ordinary shareholders are entitled, in priority to the Ordinary Shareholders, ‘B’ Ordinary shareholders and ‘E’ Ordinary shareholders to £1 per share together with all arrears or accruals of dividend on the ‘A’ Ordinary Shares to the date of return of capital, and thereafter after payment of the sum of £1 per share on the Ordinary Shares and ‘B’ Ordinary Shares and £0.25 per share on the ‘E’ Ordinary Shares, to rank pari passu (subject to the sum payable on each ‘E’ Ordinary Share being one-quarter of the sum payable on each Ordinary Share) with the Ordinary Shares, ‘B’ Ordinary Shares and ‘E’ Ordinary Shares in respect of any further distributions.

Q-One Biotech Group Limited

Notes to the financial statements — continued

14. Share capital (continued)

Ordinary Shares

Postponed to the ‘A’ Ordinary Fixed Dividend and Participating Dividend the Ordinary shares are entitled to a dividend (“the initial Ordinary Dividend”) on each share of an amount up to the aggregate of the ‘A’ Ordinary Fixed Dividend and the Participating Dividend paid on each ‘A’ Ordinary Share. Ordinary shareholders are entitled to one vote each on a show of hands or one vote for every £1 in nominal amount of shares in the capital of the Company on a poll. On a winding up postponed to the rights of the ‘A’ Ordinary shareholders, the Ordinary shareholders are entitled along with the ‘B’ Ordinary shareholders and the ‘E’ Ordinary shareholders (each ‘E’ ordinary share being entitled to one-quarter of the after mentioned amount per ‘E’ Ordinary Share) to an amount per share equal to the amount per share paid on each ‘A’ Ordinary share and thereafter to rank pari passu (subject to the sum payable on each ‘E’ Ordinary Share being one-quarter of the sum payable on each Ordinary Share) with the ‘A’ Ordinary Shares, the ‘B’ Ordinary Shares and the ‘E’ Ordinary Shares in respect of any further distributions.

‘B’ Ordinary Shares

The ‘B’ Ordinary Shares rights to dividends are postponed to the rights of the ‘A’ Ordinary Shares (in respect of the ‘A’ Ordinary Fixed Dividend, the Participating Dividend, and the Additional Dividend) and to the rights of the Ordinary Shares and ‘E’ Ordinary Shares in respect of the initial Ordinary Dividend and initial ‘E’ Ordinary Dividend. The ‘B’ Ordinary shareholders are entitled to one vote on a show of hands or one vote for every £1 in nominal amount of shares in the capital of the Company on a poll. On a winding-up postponed, to the rights of the ‘A’ Ordinary shareholders, the ‘B’ Ordinary shareholders are entitled along with the Ordinary shareholders and the ‘E’ Ordinary shareholders (each ‘E’ ordinary share being entitled to one-quarter of the aforementioned amount) to an amount per share equal to the amount per share paid on each ‘A’ Ordinary Share and thereafter to rank pari passu (subject to the sum payable on each ‘E’ Ordinary Share being one-quarter of the sum payable on each Ordinary Share) with the ‘A’ Ordinary Shares, the Ordinary Shares and the ‘E’ Ordinary Shares in respect of any further distributions.

‘E’ Ordinary Shares

Postponed to the ‘A’ Ordinary Fixed Dividend and Participating Dividend the ‘E’ Ordinary Shares are entitled to a dividend (‘the initial ‘E’ Ordinary Dividend) on each share of an amount up to one-quarter of the aggregate of the ‘A’ Ordinary Fixed Dividend and the Participating Dividend paid on each ‘A’ Ordinary Share.

‘E’ Ordinary shareholders are entitled to one vote each on a show of hands or one vote for every £1 in nominal amount of shares in the capital of the Company on a poll. On a winding up postponed to the rights of the ‘A’ Ordinary shareholders, the ‘E’ Ordinary shareholders (each ‘E’ ordinary share being entitled to one-quarter of the aforementioned amount) along with the Ordinary shareholders and ‘B’ Ordinary shareholders are entitled to an amount per share equal to the amount per share paid on each ‘A’ Ordinary Share and thereafter to rank pari passu (subject to the sum payable on each ‘E’ Ordinary Share being one-quarter of the sum payable on each Ordinary Share) with the ‘A’ Ordinary Shares, Ordinary Shares and ‘B’ Ordinary Shares in respect of any further distributions.

15. Share options

During the year ended 31 March 2003 the company initiated a Share Option Scheme under the Enterprise Management Incentive Scheme and a non-approved US Share Option Scheme and the company granted options to directors and employees over 30,500 ‘E’ Ordinary Shares that were held by the Q-One Biotech Limited Employee Benefits Trust (‘the Trust’). Excepting a ‘Special Event’ (defined as a Share Sale, Asset Sale or a Public Listing) the options were exercisable from five years after the date of vesting, the date of vesting being a period of time between zero and five years from the date of grant dependant on the length of service of directors and employees within qualifying positions in the company. The options were due to expire on the tenth anniversary after the date of grant. The exercise price was set at £8.50 per ‘E’ Ordinary Share unless exercise follows a ‘Special Event’ in which case the exercise price would be £0.25 per ‘E’ Ordinary Share.

Q-One Biotech Group Limited

Notes to the financial statements — continued

Since the balance sheet date, Q-One Biotech Group Limited was sold on 23 September 2003 and this qualified as a Special Event. 18,400 options had already vested and consequently the exercise price on these options was reduced to £0.25. The remaining 12,100 options had lapsed and together with 9,288 ‘E’ Ordinary Shares held by the Trust not already subject to options (giving a total of 21,388) were granted to 4 directors at nil cost on 17 September 2003. Under UK GAAP the cost relating to these options is recognised as at the date of the Special Event.

16. Reconciliation of shareholders’ funds and movements on reserves

		Share	Capital
	Share	premium	redemption	Capital	Profit and
	capital	account	reserve	reserve	loss account	Total
	£000	£000	£000	£000	£000	£000

At 1 April 2001	198,947	440,053	31,000	—	4,943,682	5,613,682

Prior year adjustments	—	—	—		311,886	311,886

At 1 April 2001 as restated	198,947	440,053	31,000	—	5,255,568	5,925,568

Profit for the year	—	—	—	—	1,100,973	1,100,973

Dividends	—	—	—	—	(351,251)	(351,251)

Exchange movements	—	—	—	—	9,378	9,378

At 31 March 2002	198,947	440,053	31,000	—	6,014,668	6,684,668

Group reorganisation	—	(440,053)	(31,000)	471,053	—	—

Profit for the year	—	—	—	—	1,354,768	1,354,768

Dividends	—	—	—	—	(490,823)	(490,823)

Exchange movements	—	—	—	—	(177,622)	(177,622)

At 31 March 2003	198,947	—	—	471,053	6,700,991	7,370,991

17. Notes to the cash flow statement

(a)	Reconciliation of operating profit to net cash inflow from operating activities:

	2003 £	2002 £

Operating profit	1,857,524	1,497,499

Depreciation	831,615	650,303

Loss on sale of fixed assets	3,206	1,083

Deferred government grants released	(50,000)	(50,000)

Foreign exchange movements	—	9,653

(Increase) in stocks	(216,859)	(205,063)

Decrease/(increase) in debtors	65,635	(888,851)

Increase/(decrease) in creditors	536,927	(19,504)

	3,028,048	995,120

Q-One Biotech Group Limited

Notes to the financial statements — continued

17. Notes to the cash flow statement (continued)

(b)	Analysis of cash flows for headings netted in the cash flow statement:

	2003	2002
	£	£
Returns on investments and servicing of finance:

Interest received	55,146	93,005

Interest paid	(1,585)	—

	53,561	93,005

(c)	Capital expenditure and financial investment:

Payment to acquire tangible fixed assets	1,515,773	1,003,392

Receipts from sales of tangible fixed assets	(6,326)	(9,000)

Receipt of government grants	—	(200,000)

	1,509,447	794,392

18. Capital commitments

	2003	2002
	£	£
Contracted but not provided for in the financial statements	19,270	28,268

19. Pension commitments

The group operates a defined contribution scheme with Standard Life for its directors and employees. The assets of the scheme are held separately from those of the group in an independently administered fund. The unpaid contributions outstanding at the year end are £15,273 (2002 — £19,050).

20. Other financial commitments

At 31 March the group had annual commitments under non-cancellable operating leases as set out below:

	Land and buildings			Other
	2003	2002	2003	2002
	£	£	£	£
Operating leases which expire:

Within one year	—	—	8,676	—

In two to five years	—	—	11,040	39,990

In over five years	607,347	606,243	—	—

	607,347	606,243	19,716	39,990

21. Post Balance Sheet Event

On 23 September 2003 the entire share capital of Q-One Biotech Group Limited was purchased by BioReliance (Glasgow) Limited a wholly owned subsidiary of BioReliance Corporation. From that date the ultimate controlling party is BioReliance Corporation.

Q-One Biotech Group Limited

Notes to the financial statements — continued

22. United States Generally Accepted Accounting Principles (“US GAAP”)

Reconciliation of net income	2003 £	2002 £

Profit on ordinary activities after taxation UK GAAP	1,354,768	1,100,973

US GAAP Adjustments

Revenue recognition policy — Revenue	(261,611)	(145,379)

Revenue recognition policy — Cost of Sales	68,879	(18,581)

Accrual for vacation expense	38,874	(48,633)

Translation of subsidiary P&L at average exchange rate	(16,601)	5,365

Share option compensation cost	(911,940)	-

Tax — deferred tax effect of adjustments	51,138	62,168

Profit on ordinary activities after taxation US-GAAP	323,507	955,913

Comprehensive income under US GAAP

Net income in accordance with US GAAP	323,507	955,913

Other comprehensive income:

Currency translation differences	(161,021)	4,013

Comprehensive income under US GAAP	162,486	959,926

Reconciliation of shareholders’ equity	2003	2002

Total equity in accordance with UK GAAP	7,370,991	6,684,668

US GAAP Adjustments

Stocks	52,088	(18,669)

Creditors: amounts falling due within one year — deferred revenue	(914,350)	(669,112)

Creditors: amounts falling due within one year — accruals	(40,412)	(83,363)

Provision for liabilities and charges	270,802	231,343

Total equity in accordance with US GAAP	6,739,119	6,144,867

The consolidated financial statements of Q-One Biotech Group Limited are prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ in certain respects from those generally accepted under US GAAP. The significant differences as they apply to Q-One Biotech Group Limited are summarised below.

(a)	Revenue recognition

Under UK GAAP, the group’s policy is to recognise income on short term contracts on the completion of the contract and recognise stage payments for longer term contracts. In situations where payments are received in advance of work starting, the income is accrued and released as work is completed.

Under US GAAP revenue would be recognised on contract completion. Costs would be deferred based on the progress of work in the laboratory and the average ‘cost of goods sold’ for the services provided. When estimated contract costs indicate that a loss will be incurred on a contract, the entire loss would be provided for in such period.

(b)	Stock based compensation

Under UK GAAP, if share options are granted at their fair value, no charge is made to the profit and loss account. Under US GAAP the Company applies APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations, including EITF 87-23, “Book Value Stock Purchase Plans”, in accounting for its plans. These include, until the fiscal year ended 31 March 2002, the 1999 Stock Option Scheme and subsequent to 31 March 2002 the Share Option Scheme initiated under the Enterprise Management Incentive Scheme.

The 1999 Stock Option Scheme is a stock purchase plan for certain employees to acquire 39,788 shares in the Company. The exercise price of the option determined at granting date is determined by a formula price based on earnings. The arrangement requires that the employee sell the shares back to the company at retirement or upon leaving the company, and the selling price is determined in the same manner as the purchase price. This Scheme is accounted for under EITF 87-23, where compensation expense is recognised for any increase in option value from grant date to exercise date, i.e., variable plan accounting. The amount charged to expense is not reversed if the employee exercises the option to acquire book value stock. For all periods presented, the exercise price of these options was higher than the price determined based on the formula, and as such no compensation expense was recognised.

The Share Option Scheme cancelled the 1999 Stock Option Scheme, and as such under APB 25, this plan was deemed to be a variable plan and accounted for accordingly, where compensation expense is determined by reference to the market price of the Company’s shares at each period end compared with the option price and is charged to income over the vesting period. All shares vested on 23 September 2003, when BioReliance acquired the Company. Compensation expense was determined with reference to the per share price offered by BioReliance.

(c)	Accrual for vacation expense

The company did not fully provide for vacation expense throughout the Group. Under US GAAP the Company would fully provide for this cost.

(d)	Translation of foreign currency trading

UK GAAP allows the translation of foreign currency subsidiary results at the year-end spot rate and this was the practice adopted by the Group.

Q-One Biotech Group Limited

Notes to the financial statements — continued

To comply with US GAAP, the results of the US based subsidiary have been translated at an annual average rate when producing the consolidated results for the Group.

Consolidated statement of cash flows

The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP, but may differ with regard to the classification of items within the statements and as regards the definition of cash under UK GAAP, and cash and cash equivalents under US GAAP.

Under US GAAP, cash and cash equivalents include short term, highly liquid investments. Under UK GAAP, cash flows are presented separately for operating activities, dividends received from associates, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends and management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. Under US GAAP, capital expenditure and financial investment are reported within investing activities.

The categories of cash flow activity under US GAAP can be summarised as follows:

	2003 £	2002 £

Cash inflow from operating activities	2,392	1,083

Cash (outflow) on investing activities	(1,509)	(794)

Cash (outflow) from financing activities	(491)	(351)

Increase/(decrease) in cash and cash equivalents	392	(62)

Effect of foreign exchange rate change	(64)	—

Movement in cash and cash equivalents	328	(62)
At 1 April	2,584	2,646

At 31 March	2,912	2,584